MILTOPE GROUP INC.



               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Miltope Group Inc.:

     The Annual Meeting of Stockholders (the "Meeting") of Miltope Group Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama, Thursday, June 11, 1998 at 10:00 A.M., Local Time, to consider and act upon the following:

     1.To elect eight directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

     2.To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on April 22, 1998 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.


                                   By Order of the Board of Directors


                                   JAMES E. MATTHEWS
                                   Secretary

Dated:  May 4, 1998

                               IMPORTANT
                               ---------
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          MILTOPE GROUP INC.

                       500 Richardson Road South
                       Hope Hull, Alabama  36043
                    ------------------------------
                            PROXY STATEMENT
                    Annual Meeting of Stockholders
                             June 11, 1998
                    ------------------------------


                                GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Miltope Group Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama 36043, on Thursday, June 11, 1998 at 10:00 A.M., Local Time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 500 Richardson Road South, Hope Hull, Alabama 36043. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 4, 1998.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the election as directors of persons who have been nominated by the Board of Directors and (ii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                           VOTING SECURITIES

Stockholders of record as of the close of business on April 22, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 5,871,523 shares of the Common Stock, $.01 par value. There was no other class of voting securities outstanding at that date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of April 17, 1998:

                                                        Amount and
                                                        Nature of
                      Name and Address                  Beneficial      Percent
Title of Class      of Beneficial Owner                 Ownership*      of Class
----------------    ------------------------            -----------     --------
Common Stock        Innova International Corporation     3,664,478        62.5%
($.01 par value)    57 Union Place
                    Suite 310
                    Summit, NJ  07901

Common Stock        Dimensional Fund                       365,800 (1)     6.2%
$.01 par value)     Advisors Inc.
                    Suite 650
                    1299 Ocean Avenue
                    Santa Monica, CA  90401

-------------------------------
*  Unless otherwise noted, all shares are directly owned.

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 365,800 shares of
      the  Company's  Common  Stock as of December 31,1997.   According  to
      Dimensional, all of the shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported that it had sole dispositive power with respect to 365,800 shares, and sole voting power with respect to 235,700 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacities as officers of the Fund and the Trust, these persons vote 51,000 additional shares which are owned by the Fund and 79,100 shares which are owned by the Trust.

     OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth certain information as of April 22, 1998, regarding the ownership of voting securities of the Company by
(i) each director and nominee of the Board of Directors of the Company,
(ii) each executive officer of the Company and Miltope Corporation named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company, and as to the percentage of outstanding shares held by them on that date:

                     Name of                    Amount and Nature of       Percent
Title of Class  Beneficial Owner                Beneficial Ownership(1)    of Class
--------------  ---------------------           -----------------------    --------
Common Stock    Jan H. Stenbeck                           0                    *
Common Stock    Teddy G. Allen                            0                    *
Common Stock    Alvin E. Nashman                        50,887 (2)             *
Common Stock    William L. Dickinson                    23,230 (3)             *
Common Stock    Franklin Miller                           0                    *
Common Stock    William Mustard                           0                    *
Common Stock    Jerry O. Tuttle                           0                    *
Common Stock    Teri Spencer                              0                    *
Common Stock    Robert G. Kaseta                        31,000 (4)             *
Common Stock    James E. Matthews                       10,000 (5)             *
Common Stock    John Cochran                            16,820 (6)             *
Common Stock    Edward F. Crowell                        3,520 (7)             *
Common Stock    Executive officers and directors       135,457 (2)(3)(4)(5)   2.3%
                as a group (12 persons)                        (6)(7)

------------------------
*  Represents less than one percent of the class.

(1)  Unless  otherwise noted, all shares are directly owned.   Includes
     shares which may be acquired pursuant to options exercisable on April 22, 1998 and within sixty days of April 22, 1998, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Represents shares of Common Stock which Dr. Nashman may acquire upon exercise of stock options.

(3) Represents shares of Common Stock which Mr. Dickinson may acquire upon exercise of stock options.

(4) Represents 3,000 shares of Common Stock owned by Mr. Kaseta, 22,000 shares of Common Stock which Mr. Kaseta may acquire upon exercise of stock options and 6,000 shares of Common Stock held by Mr. Kaseta's wife and children. Mr. Kaseta disclaims beneficial ownership of the shares owned by his wife and children.

     Notes to Ownership of Common Stock Table continued
     --------------------------------------------------
(5) Represents 10,000 shares of Common Stock which Mr. Matthews may acquire upon exercise of stock options.

(6) Represents 4,320 shares of Common Stock owned by Mr. Cochran and 12,500 shares of Common Stock which Mr. Cochran may acquire upon exercise of stock options.

(7) Represents 20 shares of Common Stock owned by Mr. Crowell and 3,500 shares of Common Stock which Mr. Crowell may acquire upon exercise of stock options.

                PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      At the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the eight nominees of the Board of Directors named below as directors of the Company. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

      The following table sets forth the names of the nominees, their ages, and their current positions with the Company:

     Name                     Age                 Title
---------------------       -------       -----------------------------------
Teddy  G.  Allen              62          Chairman of the Board of Directors
Alvin E. Nashman              71          Director
Jan H. Stenbeck               55          Director
William L. Dickinson          73          Director
William Mustard               45          Director
Franklin Miller               62          Director
Jerry O. Tuttle               63          Director
Teri Spencer                  35          Director

      Mr. Allen has served as Chairman of the Board of Directors of the Company since June 1997 and prior to that date as a director of the Company since November 1996. He has served in business development capacities since November 1996, at Innova International Corporation ("IIC") which, through its operating subsidiaries, provides systems integration products and services and telecommunications consulting services. Prior to that, Mr. Allen provided consulting services in identifying and pursuing international business opportunities since January 1994. In December 1993, Mr. Allen retired from the United
States Army as a Lieutenant General. Mr. Allen served in the United States Army for a period of more than thirty years and held a wide variety of important command and staff positions culminating in his ultimate assignment as Director of the Defense Security Assistance Agency.

      Dr. Nashman has served as a director of the Company since September 1984 and served as Chairman of the Board of Directors from October 1992 through June 1997. From 1969 through 1991, he served as President of Computer Sciences Corporation's System Group and since 1967 he has been a director of Computer Sciences Corporation, a company which specializes in software and system integration for communications and computer systems. In addition, Dr. Nashman is a private consultant and a director of HALIFAX Corporation.

      Mr.  Stenbeck  has  served as a director  of  the  Company  since
November 1987. He has served as a director of Great Universal Incorporated since its inception in 1993. Additionally, he has served as a director of Millicom International Cellular S.A., an international cellular telecommunications concern headquartered in Luxembourg ("MIC"), since December 1990, and as Chairman of the Board of MIC since May 1991. Mr. Stenbeck is the Chairman of, and the controlling stockholder in, Industriforvaltnings AB Kinnevik ("Kinnevik"), a holding company which is the controlling shareholder of several large Swedish and international enterprises with worldwide operations. Mr. Stenbeck has been active in the management of Kinnevik for more than 15 years. See "Certain Relationships and Related Transactions." Mr. Stenbeck is also the Chairman of NetCom Systems AB, Modern Times Group AB, Invik and Co. and Banque Invik AB, a Luxembourg bank principally active in private banking, credit cards and treasury.

      Mr. Dickinson has served as a director of the Company since February 1993. Mr. Dickinson served as United States Representative to Congress from the 2nd District of Alabama from 1964 to January 1993. Mr. Dickinson was a ranking Republican for eleven years on the House
Armed Services Committee, and a senior Republican on the House Subcommittee on Procurement and Military Systems and the House
Subcommittee on Military Installations and Facilities prior to his retirement in 1993.

      Mr. Mustard has served as a director of the Company since June 1995. He has served as President, Chief Executive Officer and a director of IIC since September 25, 1996. Prior to that, he served as Chief Financial Officer of IIC since December 13, 1994. Additionally, Mr. Mustard has served since November 18, 1996, as President, Chief Executive Officer and a director of Great Universal Incorporated, which provides satellite television, systems integration services and telecommunications outsourcing services. Prior to that, he served as President (Acting) and Chief Financial Officer of Great Universal Incorporated, since 1993. Since June 1991, Mr. Mustard has held various positions at Millicom Incorporated, a cellular telecommunications business ("Millicom").

      Mr. Miller has served as a director of the Company since June 1995. Mr. Miller has served as Chairman of IIC since December 13,
1994. Mr. Miller combines a background in telecommunications with experience in computerization, software engineering, technology transfer and industrial management. For more than five years, Mr. Miller has served as President and Chief Executive Officer of InnovaConsult, Inc., a concern which provides high level telecommunications consulting services.

      Mr.Tuttle has served as a director of the Company since February 1998. Mr. Tuttle has served as Senior Vice President of ManTech International Corporation, ("ManTech") and President of ManTech Systems Engineering Corporation since October, 1996. Prior to joining ManTech Mr.Tuttle was associated with Oracle Government as Vice President, Business Development and Chief Staff Officer. In December, 1993, Mr. Tuttle retired from the United States Navy as a Vice Admiral. The culmination of his naval career was his assignment as Director of Space and Electronic Warfare, a position he held until his retirement.

     Ms. Spencer has served as a director of the Company since February 1998. Ms. Spencer has served as President and Chief Executive Officer of Integrated Systems and Internet Solutions, Inc. ("ISIS 2000") since its founding in August, 1996. Prior to founding ISIS 2000, Ms. Spencer held a variety of technical and management positions with the United States Army Information System Command.

     In addition to the directors of the Company, Mr. James E. Matthews is President and Chief Executive Officer of the Company and Miltope Corporation, an Alabama corporation ("Miltope") and is Secretary of the Company.

     Mr. Matthews (age 41) has served as President and Chief Executive Officer of the Company and Miltope since April 30, 1998. Prior to that time, he served as Vice President Finance, Chief Financial Officer of the Company and Miltope since November 8, 1995. Also, Mr. Matthews has served as Secretary of the Company since November 19, 1996. Mr. Matthews served as Chief Financial Officer of Great Universal Incorporated and Chief Financial Officer of IIC from January 1998 through April 1998. Prior to joining the Company in November 1995, Mr. Matthews served for three years as Controller of CAE Link Corporation, a producer of military flight simulation systems. Prior to that time, Mr. Matthews served for five years in various financial executive capacities in the United States and United Kingdom with Amstrad plc, a producer and distributor of personal computers and consumer electronics.

                     BOARD OF DIRECTORS AND COMMITTEES

      During the 1997 fiscal year, there were five regular and special meetings of the Board of Directors.

      The Board of Directors has designated from among its members an Audit Committee, which consists of Dr. Nashman and Mr. Dickinson. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held one meeting during the fiscal year ended December 31, 1997. The Company has a Stock Option Committee of the Board of Directors for the Company's 1995 Plan which consists of Messrs. Allen, Mustard and Nashman. The Company has a Compensation Committee of the Board of Directors which reviews the compensation of the Company's employees, including establishing performance based bonuses for certain executive officers of the Company and Miltope. The Compensation Committee consists of Messrs. Allen, Mustard and Nashman. The Compensation Committee held one meeting during the fiscal year ended December 31, 1997. The Company does not have a standing nominating committee.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was formed in 1984 as a wholly owned subsidiary of Stonebrook Group Inc., a Delaware corporation ("Stonebrook") which owned approximately 55.6% of the outstanding Common Stock of the Company through December 31, 1994. Miltope was formed in 1975 and was a wholly owned subsidiary of Stonebrook until it became a wholly owned subsidiary of the Company in June 1984. As of January 1, 1995, IIC, a Delaware corporation, acquired 62.8% of the outstanding shares of the Common Stock of the Company pursuant to certain share exchange transactions with Stonebrook and Stuvik AB, a Swedish corporation and, at such time, a holder of approximately 7.2% of the outstanding shares of the Company's Common Stock. IIC is a subsidiary of Great Universal Incorporated, a Delaware corporation and a wholly-owned subsidiary of MIC-USA Inc., a Delaware corporation and a wholly-owned subsidiary of MIC. Jan H. Stenbeck, a director of the Company, is also a director of IIC and Great Universal Incorporated and Chairman and a director of MIC. Mr. Stenbeck is also Chairman of the Board and, together with family trusts, owner of approximately 99% of the Common Stock of Stonebrook, which owns 17.6% of the Common Stock of IIC. In addition, certain directors of the Company hold positions with IIC as follows:
Teddy Allen is an employee of IIC, Franklin Miller is Chairman of IIC, and William Mustard is President, Chief Executive Officer and a director of IIC and President, Chief Executive Officer and a director of Great Universal Incorporated. James E. Matthews served as Chief Financial Officer of Great Universal Incorporated and Chief Financial Officer of IIC from January 1998 through April 1998.

      Since January 1, 1992, the Company had made certain loans to Stonebrook which accrued interest at an annual rate equal to the prime lending rate plus .75%. During 1996, all loans to the related entity and accrued interest were repaid to the Company. During 1997, there were no loans to the related party.

     During 1996 and 1997, the Company recorded sales of $1,140,000 and $10,640,000, respectively, to 3C Communications International S.A., a Luxembourg corporation and a wholly-owned subsidiary of MIC. At December 31, 1996 and 1997, accounts receivable on such sales was $659,000 and $2,910,000, respectively.

           COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      Summary Compensation Table
                      --------------------------
      The following table shows all the cash compensation paid or to be paid by the Company or by Miltope, its wholly owned subsidiary, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 1997, 1996 and 1995 to the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers. There were no restricted stock awards or long term incentive plan payouts to any of the executive officers named in the following table.

                                                             Long Term
                                                           Compensation
                                        Annual Compensation     Awards
                                        -------------------   -----------
                                                                Number
                                                                  of
                                                              Securities         All
Name and                                                      Underlying        Other
Principal Position              Year    Salary    Bonus         Options     Compensation
---------------------------     -----   --------  --------    -----------   ------------
George K. Webster (1)           1997    $241,346  $ 41,143                       --
President and                   1996    $210,417  $105,109                       --
Chief Executive                 1995    $179,362      --         60,000          --
Officer

James E. Matthews               1997    $130,000  $ 41,143
Vice President, Finance         1996    $121,667  $ 40,515                    $51,440 (2)
and Chief Financial Officer     1995    $ 16,154      --         20,000          --

Robert G. Kaseta                1997    $119,426  $ 32,912
Vice President,                 1996    $115,024  $ 36,578
Engineering of                  1995    $115,024      --         10,000       $ 7,351 (2)
Miltope

John E. Cochran                 1997    $140,000      --
Vice President,                 1996    $127,450  $ 39,000       10,000          --
Business Development            1995    $ 67,885      --         20,000       $49,041 (2)
of Miltope

Edward F. Crowell               1997    $ 95,000  $ 16,451
Vice President,                 1996    $ 95,000  $ 19,190        --             --
Human Resources                 1995    $ 90,674     --          7,000           --
of Miltope
----------------------

  (1) Resigned from the Company effective April 29, 1998.
  (2) Represents relocation expenses paid by the Company to relocate to Montgomery, Alabama.

            Stock Options and Fiscal Year-End Option Values

     The following table presents the number of outstanding stock options and the aggregate dollar value of unexercised in-the-money stock options held by each of the executive officers included in the Summary Compensation Table at December 31, 1997. No stock options were exercised by such executive officers during the 1997 fiscal year.

                         Number of Securities                Value of Unexercised
                        Underlying Unexercised              In-the-Money Options at
                      Options at Fiscal Year-End               Fiscal Year-End (1)
                      --------------------------            --------------------------
        Name          Exercisable  Unexercisable            Exercisable  Unexercisable
 ------------------   --------------------------            --------------------------
 George K. Webster (2)  47,000        30,000                    --             --

 James E. Matthews      10,000        10,000                  $ 1,875       $ 1,875

 Robert G. Kaseta       22,000         5,000                  $   938       $   938

 John E. Cochran        12,500        17,500                     --            --

 Edward F. Crowell       3,500         3,500                  $   656       $   656


(1) Value of unexercised in-the-money stock options is calculated by subtracting the aggregate exercise price of such options from the fair market value of the total number of shares underlying the in-the-money stock options on December 31, 1997. The last sale price of the Company's Common Stock on December 31, 1997 on The NASDAQ Stock Market was $3.0625.
(2)  Resigned from the Company effective April 29, 1998.

            EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS AND
                TERMINATION OF EMPLOYMENT ARRANGEMENTS

      There were no employment agreements or termination of employment arrangements with executive officers as of December 31, 1997. Under the terms of Mr. Webster's resignation on April 29, 1998, there is a severance agreement providing for salary payments and benefits over a six month period.

                       COMPENSATION OF DIRECTORS

      Directors who are not compensated by the Company, or its subsidiaries, Stonebrook or affiliates of Stonebrook, presently receive an annual fee of $8,000 and an additional fee of $1,250 for each meeting of the Board of Directors attended by such director and $1,250 per meeting of a committee of the Board which is held on a day other than a day on which a Board meeting is also held. All directors are reimbursed for out-of-pocket expenses in attending such meetings.

      Messrs. Dickinson and Nashman are each entitled to receive stock options at the commencement of each year of service as a director entitling him to purchase up to $15,000 worth of the Company's Common Stock, measured by the market value of such Common Stock on the date of grant, for an exercise price equal to not less than 85% of the market value of the Common Stock covered by the options on the date of grant. On September 11, 1997, Messrs. Dickinson and Nashman were each granted options to purchase 4,559 shares of the Company's Common Stock at a purchase price of $3.29 per share.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 1997, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements except with respect to one Form 3 filing of Jerry O. Tuttle and one Form 3 filing of Teri Spencer that were filed late. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The policies of the Compensation Committee regarding executive compensation are to determine compensation levels based upon a combination of corporate performance and individual performance measured against pre-established objectives which are determined each fiscal year by the Committee and approved by the entire Board of Directors. The goal is to achieve compensation levels which reflect both individual performance and incentives based upon common financial targets.

      The salary of the President and Chief Executive Officer is reviewed annually by the Compensation Committee with reference to a review of the compensation levels of chief executive officers of comparable companies in the defense electronics industry and of selected public companies in the geographic region of the Company which the Compensation Committee believes are competitors of, or similarly situated to, the Company. Based upon this review, the salary of the President and Chief Executive Officer is established. Compensation levels for other executive officers of the Company are similarly established. Salaries of the Company's executive officers are in the middle of the range of salaries paid by the other companies surveyed.

     Bonuses are separately established at the beginning of each fiscal year with reference to the Company's performance measured against pre-set criteria principally relating to corporate income and growth. At December 31, 1997, $131,649 of bonuses were accrued to be paid to executive officers.

     Grants of stock options, which generally vest over four years, are based in substantial part on the Committee's judgment as to the long-term incentive effect that a grant would have on the executive officer's and the Company's long-term performance.

      Payments of base salary for the 1997 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

      This report was furnished by Messrs. Allen, Mustard and Nashman, all of the members of the Compensation Committee.

                COMPARISON OF TOTAL STOCKHOLDER RETURN

      The following graph sets forth the Company's total stockholder return over a five-year period, beginning December 31, 1992, and ending December 31, 1997, as compared to the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index.


            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 MILTOPE GROUP INC., NASDAQ STOCK MARKET INDEX & NASDAQ NON-FINANCIAL
                                 INDEX

                          1992      1993     1994     1995     1996     1997
                          -----   -------   -------  -------  -------  -------
Nasdaq Stock Market        $100   $114.79   $112.21  $158.68  $195.19  $239.63
Nasdaq Non-Financial       $100   $115.45   $111.02  $154.71  $187.97  $220.77
Miltope Group Inc.         $100   $ 91.67   $100.00  $ 62.50  $ 63.89  $ 68.06


                               AUDITORS

      Deloitte & Touche LLP were the Company's independent public auditors for the fiscal year ended December 31, 1997. The auditors for the current fiscal year will be appointed by the Board of Directors. It is expected that Deloitte & Touche LLP will be selected by the Board of Directors to serve as the Company's auditors for the current fiscal year. Representatives of Deloitte & Touche LLP intend to be present at the Meeting and available to respond to appropriate questions and, in addition, such representatives will be given an opportunity to make a statement at the Meeting if they so desire. There is a standing audit committee of the Board of Directors.

                             ANNUAL REPORT

      All stockholders of record as of April 22, 1998 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1997 which contains certified financial statements of the Company for the fiscal years ended December 31, 1996 and 1997.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON APRIL 22, 1998, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CHIEF FINANCIAL OFFICER, MILTOPE GROUP INC., 500 RICHARDSON ROAD SOUTH, HOPE HULL, ALABAMA 36043.


                         STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by January 4, 1999 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                             MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.


                                 By order of the Board of Directors



                                 JAMES E. MATTHEWS
                                 Secretary


May 4, 1998

              MILTOPE GROUP INC. - 1998 ANNUAL MEETING
                           JUNE 11, 1998
      This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned stockholder of MILTOPE GROUP INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 4, 1998, and hereby constitutes and appoints Teddy G. Allen and James E. Matthews, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of the Stockholders of the Company to be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama 36043, on Thursday, June 11, 1998 at 10:00 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

     The undersigned hereby instructs said proxies or their substitutes:
     1. The election of eight directors
        nominated by the Board of Directors:
                                                    WITHHOLD AUTHORITY
        FOR all nominees listed beloW               to vote for all nominees
        (except as indicated)                       listed below
                              -----                              -----
           NOMINEES:   Teddy G. Allen, William L. Dickinson, Franklin Miller,
                       William Mustard, Alvin E. Nashman, Teri Spencer,
                       Jan H. Stenbeck, Jerry O. Tuttle

(INSTRUCTION: To withhold authority to vote for any individual nomineee or nominees, write such nominee's or nominees' name(s) in the space provided below.)


______________________________________________________________________


     2. Upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the eight named individuals as director.

                                         PLEASE SIGN, DATE AND MAIL
                                         THIS PROXY IMMEDIATELY IN THE
                                         ENCLOSED ENVELOPE.
                                         Date: ..................  1998
                                         ...................  (L.S.)
                                         .....................(L.S.)
                                         Please  sign your name exactly
                                         as  it  appears  hereon.  When
                                         signing as attorney, executor,
                                         administrator,   trustee    or
                                         guardian,  please  give   your
                                         full   title  as  it   appears
                                         hereon. When signing as  joint
                                         tenants,  all parties  in  the
                                         joint tenancy must sign.  When
                                         a    proxy    given    by    a
                                         corporation,  it   should   be
                                         signed    by   an   authorized
                                         officer and the corporate seal
                                         affixed.    No   postage    is
                                         required  if returned  in  the
                                         enclosed  envelope and  mailed
                                         in the United States.